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                                                                      EXHIBIT 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pulte Affiliates 401(k) Plan of Pulte Homes, Inc. of our report dated January 24, 2002, with respect to the consolidated financial statements and schedule of Pulte Homes, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                     /s/ ERNST & YOUNG LLP
Detroit, Michigan
December 26, 2002